EXHIBIT 99.1
1 Investor Presentation Drew Fromkin, President and Chief Executive Officer, Director

2 Forward-Looking Statements SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This presentation contains certain forward-looking information about Clinical Data that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding: our ability to successfully introduce our new pharmacogenetic and molecular diagnostics products and services; our ability to expand our long-term business opportunities; our ability to maintain normal terms with our customers and partners; financial projections and estimates and their underlying assumptions; and statements regarding future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether our PGxPredict (tm) pharmacogenomics tests and Cogenics molecular services offerings will gain wide acceptance in the market; whether Vilazodone will advance further in the clinical trials process and whether and when, if at all, Vilazodone will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications; whether Vilazodone will be successfully marketed if approved; the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety; the strength of our intellectual property rights; competition from pharmaceutical, biotechnology and diagnostics companies; the development of and our ability to take advantage of the market for pharmacogenetic and biomarker products and services; general economic downturns; and other risks contained in our various SEC reports and filings, including but not limited to our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007 and our Current Reports on Form 8-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

3 Corporate Snapshot Headquarters Newton, MA NASDAQ CLDA 52 Week Price Range $13.00 to $28.90 Shares Outstanding 20.9 MM Cash (12/31/07) $77 MM

4 Mission To develop and commercialize predictive tests and targeted therapeutics from our growing portfolio of proprietary biomarkers of drug response

5 Company Highlights Emerging pharmacogenomics pure play Proprietary diagnostics and therapeutics High margins, large markets Regulated and unregulated genomics services Late stage drug candidate Released positive results from Phase III study of Vilazodone, the Company's candidate drug for depression Identified proprietary candidate biomarkers for a potential companion pharmacogenetic test to predict a patient's response to Vilazodone Demonstrated CLDA's expertise in conducting drug development and identifying and advancing proprietary genetic biomarkers of drug response Proprietary pharmacogenetic tests Growing sales in Familion(tm) and PGxPredict(tm) test portfolio Strong pipeline Parallel pursuit of proprietary markers of drug response

6 CLDA Businesses Proprietary Pharmacogenetic Tests Comprehensive Genomics Services Targeted Therapeutics Mainstream Clinical Care Patients Providers Payers Clinical Trials and Research Biotech/ Pharmaceutical Companies

7 Expertise and Proprietary Genetic Markers of Drug Response PGxHealth Targeted drugs launched with companion pharmacogenetic tests Companion tests launched as companion or combination product Pharmacogenetic tests launched independently of associated drug Foundation Intellectual Property Developing Value Tools for Clinical Care

PGx Tests and Drugs: Value Proposition Pharma PGxDrugs Generic Labs PGxTests Large Large Low Low Large Large Large Large Large Large Huge Moderate Moderate Small Small Large Moderate Small Small Small Yes Yes No No Yes Slowing Increasing Steady Mature Rapid Margin Volume R&D Costs Development Risks IP Protected Market Growth Rate

9 Genetic Biomarker Intellectual Property Difficult to Diagnose Diseases or Syndromes Familial Long QT Syndrome Brugada Syndrome Related familial arrhythmogenic disorders Drug Receptors FCGAMMA IIIA (monoclonal antibodies) VKORC1 (warfarin) ADME Genes Transport MDR1, OCT1, MRP1 Metabolism CYP 2B6 CYP 2D6 TPMT (outlicensed) Antidepressant response (Vilazodone) Additional Markers in Other Targeted Therapeutic Areas

Targeted Therapeutic: Vilazodone

11 Targeted Therapeutic: Vilazodone Profile: Genetically guided dual serotonergic in development for the treatment of depression Dual mechanism of action (SSRI and 5HT1A partial agonist) Worldwide exclusive license to Vilazodone patent estate from Merck KGaA (now Merck-Serono) Biomarker intellectual property may assist in targeting drug and extending patent life Clinical trial summary Announced positive results from the Phase III study Identified proprietary candidate biomarkers for a potential companion pharmacogenetic test of a patient's response to Vilazodone Demonstrates CLDA's expertise in identifying and advancing proprietary genetic biomarkers for drug response $12 BN U.S. Antidepressant Market; 17 MM Americans

Vilazodone Phase III Study Randomized, Double-Blind, Placebo-Controlled Study Assessing the Efficacy and Safety of Vilazodone and Discovering Genetic Markers Associated With Response in Patients With Major Depressive Disorder (MDD) 8 week, single dose trial Randomized, double-blind placebo controlled with >90% power for primary endpoint 10 US sites IRB approved and conducted according to GCP standards

Vilazodone Phase III Study Design Patients 18-65 years of age with a diagnosis of MDD according to DSM-IV-TR Disease severity assessed by Score on HAM-D17 HAM-D item 1 (depressed mood) score ^ 2 Minimum baseline score of ^ 22 on HAMD17 Week 0 10 mg Week 1 20 mg Week 2 40 mg Week 8 End of Study

Statistical Significance on Primary and Secondary Efficacy Endpoints Secondary Efficacy Endpoints Secondary Efficacy Endpoints amean +-SD bmean +-SE *least square mean comparison with ANCOVA Table 1. Mean change from baseline at Week 8 (ITT, LOCF)

Separation Between Vilazodone and Placebo Occurs Early in Treatment - ITT, LOCF - P-values are for comparisons of vilazodone and placebo by ANCOVA Least squares mean change from baseline for MADRS

Vilazodone Appears to be Well Tolerated Over 8 Weeks of Treatment Number (%) of Patients Number (%) of Patients Number (%) of Patients Number (%) of Patients Number (%) of Patients Number (%) of Patients Vilazodone N=205 Vilazodone N=205 Vilazodone N=205 Placebo N=204 Placebo N=204 Placebo N=204 Adverse Event Mild Moderate Severe Mild Moderate Severe Diarrhea 32 (15.6) 14 (6.8) 3 (1.5) 6 (2.9) 9 (4.4) 0 Dizziness 9 (4.4) 7 (3.4) 0 5 (2.5) 5 (2.5) 0 Dry mouth 9 (4.4) 5 (2.4) 0 9 (4.4) 4 (2.0) 0 Fatigue 3 (1.5) 6 (2.9) 1 (0.5) 2 (1.0) 5 (2.5) 0 Headache 9 (4.4) 18 (8.8) 0 9 (4.4) 18 (8.8) 2 (1.0) Nasopharyngitis 5 (2.4) 8 (3.9) 0 3 (1.5) 6 (2.9) 0 Nausea 24 (11.7) 14 (6.8) 0 2 (1.0) 7 (3.4) 0 Somnolence 6 (2.9) 4 (2.0) 0 1 (0.5) 2 (1.0) 1 (0.5) Upper respiratory inf. 9 (4.4) 2 (1.0) 0 8 (3.9) 4 (2.0) 0 Treatment-emergent adverse events in ^ 5% of patients

A Biomarker Identifies 30% of the Patients with Significantly More Improvement After 8 Weeks of Treatment with Vilazodone Vilazodone Vilazodone Placebo Placebo M+ M- M+ M- Na 49 108 39 128 LS-Mean (SE) -19.3 (1.59) -12.4 (1.26) -13.0 (1.86) -11.8 (1.18) 95% CI (LS-Mean) (-22.4, -16.2) (-14.9, -10.0) (-16.7, -9.3) (-14.2, -9.5) Incremental Responseb 5.1 -2.3 1.2 -0.4 LS-Mean Marker Difference 95% CI -6.9 (-9.8, -3.9) -6.9 (-9.8, -3.9) -1.2 (-4.8, 2.5) -1.2 (-4.8, 2.5) P-value for Marker Difference 0.000013 0.000013 0.525611 0.525611 aGenetic Marker Population includes patients with at least a 6-week efficacy measurement bleast squares mean change in MADRS total score from Baseline to Week 8 LOCF, adjusted for center, baseline MADRS total score and self reported race and ethnicity Change from Baseline in MADRS Total Score for Biomarker

A Biomarker Identifies 30% of the Patients with Significantly More Improvement After 8 Weeks of Treatment Least square means of observed MADRS total score by week for Biomarker

19 Vilazodone Development Plan: Milestones Second Phase III study of efficacy launched March 2008 Pre-specified analysis of biomarkers Study expected to be completed year-end 2008 Long-term safety study launched December 2007 Will close enrollment 6 weeks ahead of schedule Manufacture of commercial supply proceeding NDA filing expected late 2009 Develop companion diagnostic test for Vilazodone

Predictive Tests

21 Genetic Testing Landscape Direct-to-consumer Risk for disease Difficult to diagnose diseases with links to treatment Pharmacogenetic tests for drug prescription Examples Marketed by Whole Genome Scans Paternity Vitamins Disease Markers Prostate Cancer Parkinson's Disease Alzheimer's Disease Valuation by Payers Long QT Syndrome Warfarin Dosing Anti-psychotic Side Effects RItuxan Response Proprietary PGxHealth Tests Negative Low Test Specific Positive Test Description

22 PGxPredictTM Tests Improve treatment approach Reduce costs associated with trial and error prescribing Enhance patients' response to drugs early in treatment Reduce side effects

Currently Offered Pharmacogenetic Tests

Test	Disease/Therapeutic Area	Disease Incidence/ Prevalence[1]	IP – Exclusive/ Non-Exclusive
FAMILION® Genetic Tests For Cardiac Ion Channel Mutations	Long Q/T Cardiology	~100,000 (U.S.) 1/3,000	Exclusive
PGxPredict™:WARFARIN	Coumadin Rx/Warfarin Cardiology	~2,000,000 (U.S.) Annually	Non-Exclusive
PGxPredict™:RITUXIMAB	Follicular Non-Hodgkin's Lymphoma Oncology	~28,000 (U.S.) Annually	Exclusive
FAMILION® CPVT Genetic Tests For Cardiac Ion Channel Mutations	Catecholaminergic Polymorphic Ventricular Tachycardia Cardiology	~28,000 (U.S.) 1/10,000	Non-Exclusive

(1) Prevalence & incidence rates exclude International markets. Sources: Selected industry and academic publications and resources.

CLINICAL DATA®
From Targeted Science to Better Healthcare™

24 Cardiovascular CNS Oncology Inflammatory Diseases Pharmacogenetic Tests: Pipeline

Progress since last update on February 28th Now an approved Medicaid provider in 28 states covering 25.3 MM lives, up from 13 states and 9 MM lives. Growing number of BCBS plans developing positive coverage, policies as a result of the positive TEC evaluation and individual plan test review. Approximately 65 MM PPO lives and 15 MM HMO lives. 5 new direct account contracts with key hospital systems bringing the total to 8 nationally. Negotiating new in-network contracts with plans totaling over 50 MM lives to add to our current 3 in-network contracts covering 4.5 MM lives. Total current covered lives (positive medical policies or in- network contracts total 130.8 MM lives). Payer Progress

The Genomics Services Company(tm)

27 Overview High-quality sequencing, gene expression, genotyping and other molecular services worldwide Comprehensive range of services Full range of regulatory compliance Broad customer base, US and international Pharmaceutical, biotech, agricultural, government, academia 19 of top 20 pharmaceutical companies are customers Dovetails with next generation genomic testing for diagnostics and targeted drug therapy (companion diagnostics Rx/Dx) Operational sites in the US and Europe TX, NC, France, UK, Germany Core service lines are growing ~15% year-over-year

CO:GENICS™
A DIVISION OF CLINICAL DATA

Overview

Broadest genomics services menu in the industry:

- Sequencing
  - ABI 3730
  - Roche 454 GS FLX (new)
- Genotyping
  - RFLP Mapping
  - Sequenom
  - Luminex
  - Illumina iScan™ System
  - Agilent Microarray
    - aCGH
    - miRNA
  - Affymetrix Microarray
    - Whole Genome Association
    - DNA Analysis
    - DME-T
    - Algynomics Pain Chip
- Gene Expression Analysis
  - Microarray
  - QPCR
- Molecular Biology Services
  - Genomic Stability Testing
  - Biodistribution
  - Residual DNA
- Extraction and Banking
  - Collection Kits
  - DNA & RNA Extraction
  - Laser Capture Microdissection
  - BioBanking
- Metabolomics
  - Bruker LC/MS

Services business supports CLIA, GLP, and cGMP regulated environments

CLINICAL DATA
From Targeted Science to Better Healthcare™
28

29 Third Quarter FY 2008 Summary Announced on February 14, 2007 Accomplishments reflect the fundamental value and broad applications of CLDA's expertise and intellectual property as well as its emergence as a pure play genomics company Total revenues from continuing operations: $10.5 MM, up 31% from the same quarter last year Cogenics revenue grew 29% from the same quarter last year PGxHealth revenue grew 52% year over year; FAMILION test revenue grew 58% from the same quarter last year Investment in Vilazodone projected to increase based on launches of long term safety and second Phase III clinical trials Cash and equivalents on-hand as of December 31, 2007 was approximately $77 MM Cash burned in operations during the quarter was $5.5 MM

30 Fiscal Year 2009 Objectives Advance Vilazodone development program with target NDA filing of 2009 Drive adoption of proprietary pharmacogenetic tests Leverage new provider sales force Continue payer coverage progress Continue to acquire and develop proprietary genetic markers of drug response to commercialize new proprietary tests Launch new tests Form test development and commercialization collaborations Identify opportunities for RX companion diagnostic collaborations Grow Cogenics revenues and bring unit to sustainable profitability